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                                                                   EXHIBIT 3.01

                      EXTENSION OF MANAGEMENT AGREEMENT

                                    AMONG

                              LIBERTE INVESTORS

                                     AND

                            LOMAS MANAGEMENT, INC.

                                     AND

                         LOMAS FINANCIAL CORPORATION

        THIS AGREEMENT, made effective as of the 1st day of July, 1994, by and among LIBERTE INVESTORS (formerly known as LOMAS & NETTLETON MORTGAGE INVESTORS), a real estate investment trust formed under the laws of the Commonwealth of Massachusetts (herein called the "Trust"), Lomas Management, Inc., a Nevada corporation (herein called the "Manager") and Lomas Financial Corporation, a Delaware corporation (herein called "LFC"), to the Management Agreement dated as of July 1, 1992, as amended, by and among the Trust, the Manager and LFC (hereinafter called the "Management Agreement"):

                                 WITNESSETH:

        WHEREAS, the Management Agreement, as amended and extended, expires on June 30, 1994, but may be extended only with the consent of the parties thereto; and

        WHEREAS, any extension of the Management Agreement must be executed in writing by the parties thereto no more than six (6) months and no less than (3) months before the expiration of the Management Agreement or any extension thereof; and
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        WHEREAS, the Trust, the Manager and LFC are desirous of extending the
Management Agreement in accordance with the provisions of Section 15 thereof as set forth below:

        NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Trust, the Manager and LFC do hereby agree and consent (i) to a waiver of the requirement that an extension of the Management Agreement be executed no more than six (6) months and no less than three (3) months prior to June 30, 1994, and (ii) to an extension of the Management Agreement upon the presently existing terms and conditions thereof or as such may hereafter be amended in writing by the parties thereto, for an additional twelve (12) months from and after June 30, 1994, in accordance with Section 15 of the Agreement, which period corresponds to the fiscal year of the Trust.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized as of the day and year first above written.

                                           LIBERTE INVESTORS

                                           By: /s/ TED ENLOE
                                               Ted Enloe, President

                                           LOMAS MANAGEMENT, INC.

                                           By: /s/ CAREY B. WICKLAND
                                               Carey B. Wickland, President
                                               and Chief Operating Officer

                                            LOMAS FINANCIAL CORPORATION

                                            By: /s/ JESS HAY
                                                Jess Hay, Chairman of the Board
                                                and Chief Executive Officer